UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : December 18, 2009
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 876-0120
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 18, 2009, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company”) entered into a sale and purchase agreement with a private seller (“Sale and Purchase Agreement”) to acquire undeveloped acreage and producing properties located in Pennsylvania. The initial purchase price is approximately $400 million, and is subject to customary adjustment for title and environmental due diligence review and other matters. The Company deposited $25 million into escrow with a bank as earnest money in connection with the acquisition. In the Sale and Purchase Agreement both the Company and the Sellers make customary representations and warranties. The Company expects to close the acquisition in late February 2010.
     A copy of the Sale and Purchase Agreement is attached as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     The Company issued a news release attached as Exhibit 99.1, announcing that the Company had entered into the Sale and Purchase Agreement.
     The information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act or 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits
a) Exhibits

Exhibit No.	Description
1.1	Sale and Purchase Agreement, dated December 18, 2009
99.1	News Release dated December 21, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.
December 21, 2009	By:	/s/ Kelly L. Whitley
		Name:	Kelly L. Whitley
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sale and Purchase Agreement dated December 18, 2009

99.1	News Release dated December 21, 2009